                                                                 EXHIBIT e(4)(c)

                                 AMENDMENT NO. 2
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)


         The Master Distribution Agreement (the "Agreement"), dated June 24, 1998, by and between AIM Special Opportunities Funds, a Delaware business trust, with respect to the Class B shares of each series of shares of beneficial interest as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS

CLASS B SHARES

AIM Large Cap Opportunities Fund
AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                         , 1999
       ------------------------

                                       AIM SPECIAL OPPORTUNITIES FUNDS


Attest:                                By:
        ---------------------------        --------------------------------
           Assistant Secretary                        President


(SEAL)
                                       A I M DISTRIBUTORS, INC.


Attest:                                By:
        ---------------------------        --------------------------------
           Assistant Secretary                        President


(SEAL)